Exhibit 10.72

Guarantee Letter Regarding the Purchasing of the Land and the Buildings between MFC and WGSZ

2011

1 6

00046543 (2004)

20901 32,313,566.00

Whereas, Wearnes Global (Suzhou) Co., Ltd. (WGSZ) and Mflex Suzhou Co., Ltd. (MFC) signed the AGREEMENT FOR SALES OF BUILDINGS IN STOCK and a Supplement Agreement, and the FUND TRUSTEESHIP AGREEMENT (“Agreements”) on January 6, 2011. WGSZ sold the building and land (Building Property Right Certificate Number: Wuzhong 00046543; Land Certificate Number: Wuzhong 2004-20901) located at South Yuehu Rd., Puzhuang Town, Wuzhong District, Suzhou at the price of RMB 32,313,566.00 (“Purchase Price”) to MFC; furthermore, according to the Agreements, the Purchase Price shall be deposited into the account of and kept by Lin Hu Real Estate Bureau (“Management Center”) which is entrusted by the parties. The Purchase Price shall be transferred to WGSZ when MFC has received the certificates of both the land and the building.

Therefore, based on the above mentioned Agreements, WGSZ hereby makes further commitments to MFC as follows regarding the trusteeship and transfer of the Purchase Price:

WGSZ and MFC entrusts the Management Center for managing the Purchase Price. WGSZ agrees that it is subject to MFC’s approval that the Purchase Price is deposited into WGSZ’s account after MFC has received the new Land Certificate and the Building Certificate reflecting the transfer herein. WGSZ shall apply for the Purchase Price transfer together with MFC.

(4)

However, notwithstanding the Agreements, if due to reasons not attributable to MFC that MFC is unable to obtain the Building Certificate and/or the Land Certificate within Four (4) months after the execution of the Agreements, WGSZ shall refund the Purchase Price to MFC. At that time, MFC is entitled to applying for such refund in the Management Center upon a unilateral written notice. If any other requirement by the Management Center, WGSZ shall cooperate with MFC and the Management Center in an active manner to get the Purchase Price returned to MFC.

When the Purchase Price is refunded to MFC by the Management Center due the reason as above, the parties may opt to terminate the Agreements or continuously perform the Agreements. If WGSZ decides to sell the buildings and lands herein to a third party, it shall give MFC a 6 months written notice in prior.

Wearnes Global (Suzhou) Co., Ltd.

Date: 2011.1.6